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                                                                    EXHIBIT 10.5












                  S CORPORATION TERMINATION AND TAX ALLOCATION
                                   AGREEMENT



                               February ___, 1998
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                               TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE I     THE TERMINATION:  S TERMINATION YEAR............................1
     1.1      Termination of S Status.........................................1
     1.2      Effective Date..................................................1
     1.3      S Termination Year..............................................2
     1.4      S Short Year....................................................2
     1.5      C Short Year....................................................2

ARTICLE II    ALLOCATION OF INCOME............................................2
     2.1      Allocation Election.............................................2

ARTICLE III   TAXES...........................................................2
     3.1      Liability of Stockholder........................................2

ARTICLE IV    DISTRIBUTION....................................................2
     4.1      Distribution to Stockholder.....................................2
     4.2      Subsequent Adjustment to S Corporation Income...................3

ARTICLE V     MISCELLANEOUS...................................................3
     5.1      Counterparts....................................................3
     5.2      Construction of Terms...........................................3
     5.3      Governing Law...................................................3
     5.4      Amendment and Modification......................................3
     5.5      Assignment......................................................4
     5.6      Interpretation..................................................4
     5.7      Severability....................................................4
     5.8      Entire Agreement................................................4

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                  S CORPORATION TERMINATION AND TAX ALLOCATION
                                   AGREEMENT



          This S CORPORATION TERMINATION AND TAX ALLOCATION AGREEMENT (the "Agreement") is made this __ day of February, 1998, between Shoe Inn, Inc., a Washington corporation (the "Company") and Dmitry Beinus (the Company and Dmitry Beinus are hereinafter referred to individually as a "party" and collectively as the "parties").

          WHEREAS, Shoe Pavilion, Inc., a Delaware corporation ("Shoe Pavilion") was formed in contemplation of a public offering of its stock (the "Public Offering");

          WHEREAS, in connection with the Public Offering, Dmitry Beinus (the "Stockholder") will exchange all of his common stock in the Company for common stock of Shoe Pavilion (the "Exchange") pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, prior to the Exchange the Company will distribute Seven Million Eight Hundred Thousand Dollars ($7,800,000) to the Stockholder;

          WHEREAS, the Company and the Stockholder have entered into this Agreement as a condition to the foregoing distribution and the contemplated Exchange and Public Offering;

          WHEREAS, from its incorporation through July 31, 1988 the Company was a C corporation for federal income tax purposes, and the Company became an S corporation for federal income tax purposes, effective August 1, 1988, and will continue to be an S corporation until the Termination Date (as hereinafter defined), upon which it will again be a C corporation; and

          WHEREAS, the Stockholder has been the only shareholder of the Company from the time it became an S corporation.

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                      THE TERMINATION: S TERMINATION YEAR
                      -----------------------------------

          1.1 Termination of S Status. The parties acknowledge and agree that
              -----------------------
the Exchange will terminate the Company's status as an S corporation under
Section 1362(d)(2) of the Code. The Company will notify the Internal Revenue Service ("IRS") of the termination by attaching a statement to its tax return in accordance with Treasury Regulations Section 1.1362-2(b)(1).

          1.2 Effective Date T. Pursuant to Section 1362(d)(2)(B) of the Code,
              ----------------
the termination of the Company's S corporation status shall be effective on the date of the Exchange (the "Termination Date").

          1.3 S Termination Year. "S Termination Year" means the taxable year in
              ------------------
which the S corporation status of the Company is terminated.

          1.4 S Short Year. "S Short Year" means that portion of the Company's S
              ------------
Termination Year ending on the day immediately preceding the Termination Date.


          1.5 C Short Year. "C Short Year" means that portion of the Company's S
              ------------
Termination Year beginning on the Termination Date and ending on the last day of the calendar year.

                                   ARTICLE II

                              ALLOCATION OF INCOME
                              --------------------

          2.1 Allocation Election. The Company shall elect to allocate tax items
              -------------------
to its S Short Year and C Short Year pursuant to the normal tax accounting method (rather than the pro rata allocation method) contained in Section 1362(e)(3) of the Code. The Stockholder shall provide to the Company the necessary consents in order for the Company to make the normal tax accounting method election.



                                   ARTICLE III

                                      TAXES
                                      -----

          3.1 Liability of Stockholder. The Stockholder (i) has duly included,
              ------------------------
or will duly include, in his own federal, state and local income tax returns all items of income, gain, loss, deduction, or credit of the Company that were required to be included in his federal, state and local income tax returns with respect to the period in which the Company reported its income as an S corporation and (ii) has paid, or will pay, any and all taxes required to be paid by him on such income. The Stockholder shall pay or reimburse the Company for any and all federal, state or local corporate income taxes the Company is required to pay as a result of the Company's failure to qualify as an S corporation with respect to tax returns in which the Company reported its income as an S corporation. Any payments obligated to be made pursuant to this Section
3.1 shall be due and payable within ten (10) business days of the Company's request.


                                   ARTICLE IV

                                  DISTRIBUTION
                                  ------------

          4.1 Distribution to Stockholder. Prior to the Exchange, the Company
              ---------------------------
shall distribute SEVEN MILLION EIGHT HUNDERED THOUSAND DOLLARS ($7,800,000) to the Stockholder; provided, however that any such distribution shall be subject
                 --------  -------
to the limitations set forth in Section 23B.06.400 of the Washington Business Corporation Act and any other similar legal limitations. Instead of the Company distributing cash to the Stockholder the Company may distribute its promissory note (the "Note") made payable to the Stockholder with a stated principal amount equal to the distribution, and the Note shall be due and payable on or before thirty (30) days after the date of the distribution. The Note shall pay _______ percent (__%) interest on the outstanding principal balance, shall be executed and delivered by the

Company on the date of the distribution and shall be reflected on the Company's books and records as a current obligation of the Company. In addition, the Company shall appropriately reduce the Stockholder's equity account by the stated principal amount of the Note. The parties shall treat the distribution of the Note, if any, for all purposes as a current distribution of property thereby creating a debtor/creditor relationship between the Company and the Stockholder.

          4.2 Subsequent Adjustment to S Corporation Income. If items of income,
              ---------------------------------------------
gain, loss, deduction, or credit of the Company are adjusted (by audit or otherwise) with respect to any tax return in which the Company reported its income as an S corporation, then an appropriate payment described in (a) or (b) of this Section 4.2 shall be made. Any payments obligated to be made pursuant to this Section 4.2 shall be due and payable within ten (10) business days of the applicable parties' request.

          (a) If the adjustment has the effect of increasing the S corporation income of the Company subject to taxation by the Stockholder, then the Company shall pay to the Stockholder an amount of money equal to all federal, state or local income taxes (plus interest and penalties) paid or required to be paid by the Stockholder as a result of such adjustment, increased as necessary to take into account the tax consequences to the Stockholder from such payment.

          (b) If the adjustment has the effect of decreasing the S corporation income of the Company subject to taxation by the Stockholder, then the Stockholder shall pay to the Company an amount of money equal to all refunds of federal, state or local income taxes (including interest received thereon) received by (or credited to) the Stockholder as a result of such decrease, net of any taxes imposed upon the Stockholder by reason of the receipt of such refund or credit.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          5.1 Counterparts. This Agreement may be executed in several
              ------------
counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

          5.2 Construction of Terms. Nothing herein expressed or implied is
              ---------------------
intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

          5.3 Governing Law. This Agreement and the legal relations between the
              -------------
parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to Delaware choice of law rules.

          5.4 Amendment and Modification. This Agreement may be amended,
              --------------------------
modified or supplemented only by a written agreement executed by the parties at any time prior to the Termination Date with respect to any of the terms contained herein.

          5.5 Assignment. This Agreement and all of the provisions hereof shall
              ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

          5.6 Interpretation. The title, article and section headings contained
              --------------
in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          5.7 Severability. In the event that any one or more of the provisions
              ------------
of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

          5.8 Entire Agreement. This Agreement embodies the entire agreement and
              ----------------
understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

                                        SHOE INN, INC.


                                        By:__________________________________
                                        Name:    Dmitry Beinus
                                        Title:   Chairman, President and Chief
                                                 Executive Officer


                                        STOCKHOLDER:


                                        ------------------------------------
                                        Dmitry Beinus

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